SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2002

Commission File No. 001-12392

NDCHealth Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	58-0977458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification Number)

NDC Plaza, Atlanta, Georgia	30329-2010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 728-2000

None
(Former name or former address, if changed since last report.)

Item 7.    Financial Statements and Exhibits

Exhibit 99.1

(a)	Press Release dated July 24, 2002
(b)	Schedules:
1)	NDCHealth Corporation Consolidated Statements of Income (GAAP) for the three months ended May 31, 2002 and May 31, 2001,
2)	NDCHealth Corporation Consolidated Statements of Income (GAAP) for the fiscal years ended May 31, 2002 and May 31, 2001,
3)	NDCHealth Corporation Consolidated Statements of Income for the three months ended May 31, 2002 (GAAP) and May 31, 2001 (normalized),
4)	NDCHealth Corporation Consolidated Statements of Income (normalized) for the fiscal years ended May 31, 2002 and May 31, 2001,
5)	NDCHealth Corporation Consolidated Balance Sheets as of May 31, 2002 and May 31, 2001,
6)	NDCHealth Corporation Consolidated Statements of Cash Flows for the fiscal years ended May 31, 2002 and May 31, 2001,
7)	NDCHealth Corporation Consolidated Statements of Income (GAAP) for fiscal 2001 and 2002 (by quarter), and
8)	NDCHealth Corporation Consolidated Statements of Income (normalized) for fiscal 2001 and 2002 (by quarter).

We previously accounted for our investment in TechRx under the cost method. Due to our additional investment in TechRx in the fourth quarter of fiscal 2002, Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock,” requires TechRx to be treated as if we had accounted for TechRx as an equity investment since the inception of the initial investment. Without the completion of the TechRx transaction, diluted earnings per share would have been $1.35 for fiscal year 2002 and $0.37 in the fourth quarter of fiscal 2002. Accordingly, our financial statements provided in Exhibits 99.1 (b) 1 through 8 have been retroactively adjusted as if we had used the equity method rather than the cost method during previous periods.

The adjustments from our previously reported results required by APB 18 are a reduction in revenue and an addition to equity in losses of affiliated companies as follows:
1)	Quarter ended August 31, 2000: Revenue $0.9 million; and equity in losses $0.1 million.
2)	Quarter ended November 30, 2000: Revenue $1.4 million; and equity in losses $0.1 million.
3)	Quarter ended February 28, 2001: Revenue $1.4 million; and equity in losses $0.2 million.
4)	Quarter ended May 31, 2001: Revenue $1.4 million; and equity in losses $0.3 million.
5)	Quarter ended August 31, 2001: Revenue $1.5 million; and equity in losses $1.1 million.

6)	Quarter ended November 30, 2001: Revenue $1.5 million; and equity in losses $0.3 million.
7)	Quarter ended March 1, 2002: Revenue $1.5 million.

During the fourth quarter of fiscal 2002, we adopted the provisions of Emerging Issues Task Force Issue No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor’s Products”, which was issued during our third fiscal quarter. Our adoption of EITF 01-09 resulted in a reclassification of revenues related to sales to physician systems vendors, requiring certain vendor allowances to be treated as deductions from revenue.

Accordingly, our financial statements provided in Exhibits 99.1 (b) 1, 2, 3, 4, 7, and 8 have been retroactively adjusted to reflect our adoption of EITF 01-09. The effect of adoption was to reduce revenues, with a corresponding reduction of expenses. Due to the offsetting nature of the reclassifications, there was no impact on net income or earnings per share in fiscal 2001 or 2002.

The adjustments from our previously reported results required by EITF 01-09 are a reduction in revenue and operating expense as follows:
1)	Quarter ended August 31, 2000: $1.5 million
2)	Quarter ended November 30, 2000: $1.8 million
3)	Quarter ended February 28, 2001: $2.2 million.
4)	Quarter ended May 31, 2001: $2.2 million
5)	Quarter ended August 31, 2001: $2.7 million.
6)	Quarter ended November 30, 2001: $5.1 million.
7)	Quarter ended March 1, 2002: $6.3 million.

As an indication of the historical performance of the continuing NDCHealth Corporation business, in Exhibit 99.1 (b) 3, 4, and 8 to this report, we have provided certain financial information regarding NDCHealth, the stand-alone healthcare information business that remains after the spin-off of Global Payments Inc. The financial information presented in these exhibits has been “normalized” by adjusting for the following:
a)	Discontinued operations, net of tax, for all periods,
b)	Restructuring and impairment charges in the amount of $2.2 million previously recorded in the second quarter of fiscal 2001,
c)	Other expense related to the non-cash loss recorded to mark to market the Medscape, Inc. investment in the amount of $7.0 million previously recorded in the fourth quarter of fiscal 2001, and
d)	Revenue and operating expenses related to divested businesses, as follows:
1)	Quarter ended August 31, 2000: Revenue $10.3 million; and Operating expenses $9.9 million.
2)	Quarter ended November 30, 2000: Revenue $5.0 million; and Operating expenses $5.0 million.

3)	Quarter ended February 28, 2001: Revenue $4.7 million; and Operating expenses $4.5 million.
4)	Quarter ended May 31, 2001: Revenue $4.3 million; and Operating expenses $4.5 million.
5)	Quarter ended August 31, 2001: Revenue $4.0 million; and Operating expenses $4.0 million.
6)	Quarter ended November 30, 2001: Revenue $0.3 million; and Operating expenses $0.6 million.
7)	Quarter ended March 1, 2002: Revenue $0.1 million; and Operating expenses $0.3 million.
8)	Quarter ended May 31, 2002: No adjustments were made.

Item 9.    Regulation FD Disclosure

On July 24, 2002, NDCHealth Corporation issued a press release which is filed herewith as Exhibit 99.1 (a) and (b) 1, 2, 3, 4, 5 and 6 and incorporated in this Item 9 by this reference.

In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 deals with, among other things, the elimination of amortization of goodwill. We implemented this new standard in the first quarter of fiscal 2002. The impact of the implementation of SFAS 142 in fiscal 2002 was an addition of $0.20 to diluted earnings per share. Additionally, we reduced the fiscal 2002 effective tax rate to 36.0% due to our application of this new standard.

We believe that NDCHealth is well positioned to provide processing and information products and services to the healthcare industry in the future. For the 2003 fiscal year, after the impact of the adoption of EITF 01-09, we estimate that annual revenue will be approximately $445 to $455 million and diluted earnings per share in the range of $1.55 to $1.57. For the first quarter of 2003, we expect revenue to be in the range of $99 to $102 million, with diluted earnings per share in the range of $0.31 to $0.33.

We expect that both of our business segments will continue to benefit from improved operating efficiencies. For fiscal 2003, we expect that revenue for the Information Management segment will be in the range of $160 to $165 million. For Network Systems and Services, we expect that revenue will be in the range of $285 to $290 million.

As previously reported, NDCHealth’s investment in MedUnite is accounted for under the cost method. MedUnite is an early stage venture among a number of leading health service payors and NDCHealth. The valuation of MedUnite is dependent upon execution of its business strategy, and transactions pursued in the execution of its strategy could materially affect MedUnite’s valuation, which in turn would impact the value of our investment in MedUnite or our continued use of the cost method.

As a result of the adjustments and the other principles and assumptions discussed above, which are the basis of our presentation of the financial schedules filed in Exhibit 99.1 (b) 3, 4, and 8, please note that these financial schedules do not reflect our historical financial statements. The Company believes that normalized results of operations are additional meaningful measures of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to NDCHealth’s operating and other financial information, as determined under accounting principles generally accepted in the United States of America.

When used in this report and the exhibits hereto, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions and statements that are necessarily dependent on future events are intended to identify forward-looking statements concerning the Company’s business operations, economic performance and financial condition. These include, but are not limited to, statements regarding the Company’s business strategy and means to implement the strategy, the Company’s objectives, future capital expenditures, and sources of future financing. For such statements, the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is applicable and invoked. Such statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies that are subject to change. Actual revenues, revenue growth and margins will be dependent upon all such factors and results subject to risks related to the performance of our various investments and alliances, the implementation of changes by the Company, the failure to implement changes, customer acceptance of such changes or lack of change. Actual results of events could differ materially from those anticipated in the Company’s forward-looking statements as a result of a variety of factors, including: (a) those set forth in the Company’s Annual Report on Form 10-K for the period ended May 31, 2001 which are incorporated herein by this reference; (b) those set forth elsewhere herein; (c) those set forth from time to time in the Company’s press releases and reports and other filings made with the Securities and Exchange Commission; and (d) those set forth from time to time in the Company’s analyst calls and discussions. In addition, the Company is currently unable to assess the impact, if any, on its financial performance that may result from the economic effects of the September 11, 2001 or any future terrorist attacks on the United States. The Company cautions that such factors are not exclusive. Consequently, all of the forward-looking statements made herein are qualified by these cautionary statements and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update forward-looking or other statements or to publicly release the results of any revisions of such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHEALTH CORPORATION (Registrant)

By:	/s/ DAVID H. SHENK
David H. Shenk Vice President & Corporate Controller (Chief Accounting Officer)

Date: July 24, 2002